As filed with the Securities and Exchange Commission on December 8, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Omnicare, Inc. (and Certain Subsidiaries identified in Footnote (*) below)	Delaware	31-1001351
(Exact Name of Registrants)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 East RiverCenter Boulevard, Covington, Kentucky 41011

(859) 392-3300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joel F. Gemunder

President and Chief Executive Officer

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

(859) 392-3300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Morton A. Pierce, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 259-8000

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Guarantees of Debt Securities (2)	(1)	(1)	(1)	(1)(2)
Total	(1)	(1)	(1)	(1)(2)

(See footnotes on next page)

(footnotes continued from previous page)

(1)	An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $88,275 that has already been paid with respect to $750,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-127616, and were not sold thereunder.

(2)	We are registering an indeterminate amount of Guarantees of the Debt Securities referred to above by the Co-Registrants named herein. No additional consideration will be received for the Guarantees, if any, of the Debt Securities. Pursuant to Rule 457(n) under the Securities Act no additional filing fee is required in connection with such Guarantees of the Debt Securities.

(*)

The following direct and indirect domestic subsidiaries of Omnicare are Co-Registrants for the purpose of providing guarantees, if any, of payments of Debt Securities registered hereunder and are, unless otherwise indicated, organized under the laws of the state of Delaware and have the I.R.S. Employer Identification Number indicated: Accu-Med Services, LLC (31-1482519); Accu-Med Services of Washington LLC (20-066592); Accu-Med, Inc., a New Hampshire corporation (02-0449693); Alacritis Biopharma, Inc. (77-0500467), a California corporation; Ambler Acquisition Company LLC (20-0503558); AMC-New York, Inc. (36-4091917); AMC-Tennessee, Inc. (62-1696813); APS Acquisition LLC (61-1401116); Arlington Acquisition I, Inc. (33-1076602); Asco Healthcare of New England, Inc. (23-2762311), a Maryland corporation; Asco Healthcare of New England, LP, a Maryland corporation (23-2763886); Asco Healthcare, Inc., a Maryland corporation (52-0816305); Bach’s Pharmacy Services, LLC (61-1346690); Badger Acquisition of Brooksville LLC (52-2119870); Badger Acquisition of Kentucky LLC (52-2119911); Badger Acquisition of Minnesota LLC (52-2119871); Badger Acquisition of Ohio LLC (52-2119875); Badger Acquisition of Orlando LLC (52-2119896); Badger Acquisition of Tampa LLC (52-2119893); Badger Acquisition of Texas LLC (52-2119915); Badger Acquisition LLC (52-2119866); Beachwood HealthCare Management, Inc. (34-1868886); Bio-Pharm International, Inc. (23-2794725); BPNY Acquisition Corp. (31-1563804); BPTX Acquisition Corp. (31-1563806); Campo’s Medical Pharmacy, Inc., a Louisiana corporation (72-1039948); Capitol Home Infusion, Inc., a Virginia corporation (54-1744833); Care Pharmaceutical Services, L.P. (31-1399042); Care4, LP (22-3245022); CareCard, Inc., a Maryland corporation (52-1922239); CHP Acquisition Corp. (31-1483612); CIP Acquisition Corp. (31-1486402); Clinimetrics Research Associates, Inc., a California corporation (77-0272046); Compass Health Services, Inc., a West Virginia corporation (55-0730048); CompScript-Boca, LLC, a Florida limited liability company (65-0286244); CompScript-Mobile, Inc. (59-3248505); CompScript, Inc., a Florida corporation (65-0506539); Concord Pharmacy Services, Inc., a Pennsylvania corporation (23-2710523); CP Acquisition Corp., an Oklahoma corporation (61-1317566); Creekside Managed Care Pharmacy, Inc. (61-1349188); CTLP Acquisition LLC (61-1318902); D & R Pharmaceutical Services, Inc., a Kentucky corporation (61-0955886); Delco Apothecary, Inc., a Pennsylvania corporation (23-2350209); Dixon Pharmacy LLC, an Illinois limited liability company (36-2825587); Eastern Medical Supplies, Inc., a Maryland corporation (52-1469652); Eastern Rehab Services, Inc., a Maryland corporation (52-1794244); Electra Acquisition Corp. (31-1465189); Encare of Massachusetts, Inc. (22-3398803); Enloe Drugs LLC (31-1362346); Euro Bio-Pharm Clinical Services, Inc. (23-2770328); Evergreen Pharmaceutical of California, Inc., a California corporation (61-1321151); Evergreen Pharmaceutical, Inc., a Washington corporation (91-0883397); excelleRx, Inc. (23-3068914); Geneva Sub, Inc. (01-0736704); H.O. Subsidiary, Inc., a Maryland corporation (52-1984081); Health Concepts and Services, Inc., a Maryland corporation (52-1415174); Healthobjects Corporation, a Maryland corporation (52-1924186); Heartland Repack Services LLC (61-1389057); Highland Wholesale LLC, an Ohio limited liability company (32-0006739); HMIS, Inc. (36-4124072); Home Care Pharmacy, Inc. (31-1255845); Home Pharmacy Services, LLC, a Missouri limited liability company (37-0978331); Horizon Medical Equipment and Supply, Inc., a West Virginia corporation (55-0737885); Hytree Pharmacy, Inc., an Ohio corporation (34-1090853); Institutional Health Care Services, Inc. (22-2750964), a New Jersey corporation; Interlock Pharmacy Systems, Inc., a Missouri corporation (43-0951332); JHC Acquisition LLC (31-1494762); Langsam Health Services, Inc. (73-1391198); LCPS Acquisition, LLC (61-1347084); Lobos Acquisition of Arizona, Inc. (45-0518718); Lobos Acquisition of Pennsylvania, Inc. (45-0518716); Lobos Acquisition, LLC, (86-1068024); Lo-Med Prescription Services, Inc., an Ohio corporation (34-1396063); LPI Acquisition Corp. (31-1501535); Main Street Pharmacy, LLC, a Maryland limited liability company (52-1925761); Managed Healthcare, Inc. (31-1450845); Management & Network Services, Inc., an Ohio corporation (34-1819691); Med World Acquisition Corp. (61-1322120); Medical Arts Health Care, Inc., a Georgia corporation (58-1640672); Medical Services Consortium, Inc., a Florida corporation (65-0357177); Medical Services Group, Inc., a Maryland corporation (52-1404049); MHHP Acquisition Company LLC (20-0619598); MOSI Acquisition Corp. (31-1528353); National Care for Seniors LLC, an Ohio limited liability company (34-1972917); NCS HealthCare, Inc. (34-1816187); NCS HealthCare of Arizona, Inc., an Ohio corporation (31-1573985); NCS HealthCare of Arkansas, Inc., an Ohio corporation (31-1490517); NCS HealthCare of Beachwood, Inc., an Ohio corporation (34-1881410); NCS HealthCare of California, Inc., an Ohio corporation (31-1499819); NCS HealthCare of Connecticut, Inc., a Connecticut corporation (06-1330453); NCS HealthCare of Florida, Inc., an Ohio corporation (34-1843258); NCS HealthCare of Illinois, Inc., an Illinois corporation (37-1354510); NCS HealthCare of Indiana, Inc., an Indiana corporation (35-1954599); NCS HealthCare of Indiana LLC (34-1958652); NCS HealthCare of Iowa, Inc., an Ohio corporation (31-1509013); NCS HealthCare of Kansas, Inc., an Ohio corporation (34-1839712); NCS HealthCare of Kentucky, Inc., an Ohio corporation (31-1521217); NCS HealthCare of Maryland, Inc., an Ohio corporation (31-1496240); NCS HealthCare of Massachusetts, Inc., an Ohio corporation (31-1571275); NCS HealthCare of Michigan, Inc., an Ohio corporation (34-1777940); NCS HealthCare of Minnesota, Inc., an Ohio corporation (34-1866489); NCS HealthCare of Missouri, Inc., an Ohio corporation (34-1855274); NCS HealthCare of Montana, Inc., an Ohio corporation (34-1851710); NCS HealthCare of New Hampshire, Inc., a New Hampshire corporation (02-0468190); NCS HealthCare of New Jersey, Inc., a New Jersey corporation (22-3395391); NCS HealthCare of New Mexico, Inc., an Ohio corporation (34-1866493); NCS HealthCare of New York, Inc., an Ohio corporation (34-1854267); NCS HealthCare of North Carolina, Inc., a North Carolina corporation (56-1889643); NCS HealthCare of Ohio, Inc., an Ohio corporation (31-1257307); NCS HealthCare of Oklahoma, Inc., an Oklahoma corporation (73-1499934); NCS HealthCare of Oregon, Inc., an Ohio corporation (34-1836971); NCS HealthCare of Pennsylvania, Inc., a Pennsylvania corporation (23-2679334); NCS HealthCare of Rhode Island, Inc., a Rhode Island corporation (05-0429829); NCS HealthCare of South Carolina, Inc., an Ohio corporation (31-1508225); NCS HealthCare of Tennessee, Inc., an Ohio corporation (34-1866494); NCS HealthCare of Texas, Inc., an Ohio corporation (34-1866495); NCS HealthCare of Vermont, Inc., an Ohio corporation (31-1526078); NCS HealthCare of Washington, Inc., an Ohio corporation (34-1844193); NCS HealthCare of Wisconsin, Inc., an Ohio corporation (34-1866497); NCS of Illinois, Inc., an Ohio corporation

(34-1959046); NCS Services, Inc., an Ohio corporation (34-1837567); NeighborCare -Infusion Services, Inc. (52-1703628); NeighborCare Holdings, Inc. (23-2555703); NeighborCare Home Medical Equipment Inc., a Pennsylvania corporation (23-2464608); NeighborCare of California, Inc., a California corporation (20-0092119); NeighborCare of Indiana, Inc., a Indiana corporation (95-4482026); NeighborCare, Inc., a Pennsylvania corporation (06-1132947); NeighborCare of Maryland, LLC, a Maryland limited liability company (20-0791118); NeighborCare of Northern California, Inc., a California corporation (95-4480815); NeighborCare of Ohio, Inc., an Ohio corporation, (20-0062112); NeighborCare of Oklahoma Inc., an Oklahoma corporation (36-4184119); NeighborCare of Texas, Inc., a Texas corporation (20-0295118); NeighborCare of Virginia, Inc., a Virginia corporation (95-4480544); NeighborCare of Wisconsin, Inc., a Wisconsin corporation (39-1772439); NeighborCare Pharmacies, Inc., a Maryland corporation (52-1465507); NeighborCare Pharmacy Services, Inc., (23-2963282); NeighborCare Repackaging, Inc., a Maryland corporation (20-1128397); NeighborCare Seniorcare Plan, Inc., a Maryland corporation (20-2489046); NeighborCare Services Corporation (23-2585556); NeighborCare-Medisco, Inc., a California corporation (33-0308096); NeighborCare-ORCA, Inc. an Oregon corporation (93-0860559; NeighborCare-TCI, Inc. (94-4450977); NGC Acquisition Company LLC (52-2406472); Nihan & Martin LLC (36-4004491); NIV Acquisition LLC (31-1501415); North Shore Pharmacy Services, Inc. (31-1428484); OCR-RA Acquisition Corp. (31-1442830); OFL Corp. (61-1357682); Omnibill Services LLC (61-1365732); Omnicare Canadian Holdings, Inc. (20-2013167); Omnicare Clinical Research, Inc. (52-1670189); Omnicare Clinical Research, LLC (14-1723594); Omnicare CR Inc. (61-1395349); Omnicare Extended Pharma Services, LLC (05-0523710); Omnicare Headquarters LLC (76-0720510); Omnicare Holding Company (31-1262386); Omnicare Indiana Partnership Holding Company LLC (16-1653107); Omnicare Management Company (31-1256520); Omnicare of Nevada LLC (20-0888517); Omnicare Pennsylvania Med Supply, LLC (61-1347895); Omnicare Pharmaceutics, Inc. (23-2745806); Omnicare Pharmacies of Maine Holding Company (61-1365280); Omnicare Pharmacies of Pennsylvania East, LLC (61-1347894); Omnicare Pharmacies of Pennsylvania West, Inc., a Pennsylvania corporation (25-1213193); Omnicare Pharmacies of the Great Plains Holding Company (61-1386242); Omnicare Pharmacy and Supply Services, Inc., a South Dakota corporation (41-1730324); Omnicare Pharmacy of Colorado, LLC (61-1347085); Omnicare Pharmacy of Florida, L.P. (76-0716528); Omnicare Pharmacy of Indiana, LLC (76-0716552); Omnicare Pharmacy of Maine LLC (61-1339662); Omnicare Pharmacy of Massachusetts LLC (61-1347087); Omnicare Pharmacy of Nebraska LLC (61-1386244); Omnicare Pharmacy of Pueblo, LLC (76-0716546); Omnicare Pharmacy of North Carolina, LLC (76-0716543);Omnicare Pharmacy of South Dakota LLC (61-1386243); Omnicare Pharmacy of Tennessee LLC (61-1347088); Omnicare Pharmacy of Texas 1, L.P. (76-0716554); Omnicare Pharmacy of Texas 2, L.P. (11-3657397); Omnicare Pharmacy of the Midwest, Inc. (31-1374275); Omnicare Purchasing Company L.P. (61-1401039); Omnicare Purchasing Company General Partner, Inc. (61-1401040); Omnicare Purchasing Company Limited Partner, Inc. (61-1401038); Omnicare Respiratory Services, LLC (03-0465903); PBM-Plus, Inc., a Wisconsin corporation (39-1789830); Pharmacon Corp., a New York corporation (13-3498399); PBM Holding Company (61-1340806); PBM Plus Mail Services Pharmacy, LLC (20-2373204); Pharmacy Associates of Glens Falls, Inc., a New York corporation (14-1554120); Pharmacy Consultants, Inc., a South Carolina corporation (57-0640737); Pharmacy Holding #1, LLC (76-0716538); Pharmacy Holding #2, LLC (76-0716536); PharmaSource Healthcare, Inc., a Georgia corporation (58-2066823); Pharm-Corp of Maine LLC (61-1339663); Pharmed Holdings, Inc. (36-4060882); PP Acquisition Company, LLC (20-2394950); PPS Acquisition Company, LLC (20-2462363); PRN Pharmaceutical Services, L.P. (35-1855784); Professional Pharmacy Services, Inc., a Maryland corporation (23-2847488); Rescot Systems Group, Inc., a Pennsylvania corporation (23-2589308); Roeschen’s Healthcare Corp., a Wisconsin corporation (39-1084787); Royal Care of Michigan LLC (38-3529444); SHC Acquisition Co, LLC (61-1346763); Shore Pharmaceutical Providers, Inc. (31-1425144); Southside Apothecary, Inc., a New York corporation (61-1340804); Specialized Home Infusion of Michigan LLC (38-3529442); Specialized Patient Care Services, Inc., an Alabama corporation (63-1159534); Specialized Pharmacy Services, Inc., a Michigan corporation (38-2143132); Specialized Services of Michigan, Inc. (38-3637511); Sterling Healthcare Services, Inc. (36-4031863); Suburban Medical Services, Inc., a Pennsylvania corporation (23-2014806); Superior Care Pharmacy, Inc. (31-1543728); Swish, Inc. (52-2005933); TCPI Acquisition Corp. (31-1508476); THG Acquisition Corp. (31-1567102); The Hardardt Group, Inc. (22-3470357); The Medicine Center, LLC, a Connecticut limited liability company (06-1530703); The Tidewater Healthcare Shared Services Group, Inc., a Pennsylvania corporation (23-2739587); Three Forks Apothecary, Inc., a Kentucky corporation (61-0995656); UC Acquisition Corp. (31-1414594); Uni-Care Health Services of Maine, Inc., a New Hampshire corporation (02-0468192); Value Health Care Services, Inc. (31-1485530); Value Pharmacy, Inc., a Massachusetts corporation (04-2894741); Vital Care Infusions Supply, Inc., a New York corporation (61-1336267); Weber Medical Systems, LLC (31-1409572); Westhaven Services Co., an Ohio corporation (34-1151322); Williamson Drug Company, Incorporated, a Virginia corporation (54-0590067); and Winslow’s Pharmacy, a New Jersey corporation (21-0692005).

PROSPECTUS

OMNICARE, INC.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

(859) 392-3300

DEBT SECURITIES

We may offer from time to time debt securities, consisting of notes or other evidences of indebtedness. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Investing in these securities involves risks. You should carefully review the discussion under the heading “ Risk Factors” on page 4 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “OCR.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is December 8, 2005.

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$,” “dollars,” “U.S. dollars” or “U.S.$”).

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this prospectus (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.

Forward-looking statements in this prospectus include, but are not limited to, the following: expectations concerning our financial performance, results of operations, sales earnings or business outlook; expectations regarding acquisitions; trends in the long-term healthcare and contract research industries generally; expectations concerning our ability to leverage our core business; anticipated growth in alternative institutional markets such as correctional facilities, hospice care, mental health and personal care or supportive living facilities; expectations concerning continued relative stability in the operating environment in the long-term care industry; anticipated demographic trends in the healthcare industry; the impact of drug price inflation; changes in government and other reimbursement formulas to take into account drug price inflation or deflation; the ability to allocate resources in order to enhance gross profit margins; the ability to continue our value creation strategy through expanding its core pharmaceutical business and leveraging that business through the development and expansion of clinical information services; our ability to continue to leverage fixed and variable overhead costs through internal and acquired growth; the impact of our refinancings in enhancing our financial position and providing financial flexibility to support our ongoing growth strategies; other factors affecting our strategy for future growth; the effectiveness of our unit-of-use controls and computerized documentation system; the effectiveness of our health and outcomes management programs; the ability to leverage our contract research organization, or CRO, business and our core pharmacy business as anticipated; expectations concerning product and market development efforts; trends concerning the commencement, continuation or cancellation of CRO projects and backlog; the effectiveness of recent cost reduction efforts in the CRO; volatility in the CRO business; anticipated business performance of the CRO in 2005; expectations in the CRO business resulting from streamlining and globalization efforts, our unique capabilities in the geriatric market and strength of presence in the drug development marketplace; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications, and increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the effectiveness of our formulary compliance program; the effectiveness of our pharmaceutical purchasing programs and our ability to obtain discounts and manage pharmaceutical costs; the adequacy and availability of our sources of liquidity and capital; payments of future quarterly dividends; the adequacy of our net cash flows from operating activities, credit facilities and other long and short-term debt financings to satisfy our future working capital needs, acquisition contingency commitments, debt servicing, capital expenditures and other financing requirements for the foreseeable future; the ability, if necessary, to refinance indebtedness or issue additional indebtedness or equity; interest rate risk on our outstanding debt; valuations of derivative instruments embedded in our trust PIERS instruments; the adequacy of our allowance for doubtful accounts; expectations concerning inventory write-offs; the adequacy of insurance expense estimates and methodology; the adequacy of the provisions for current or deferred taxes; the impact of reduced government reimbursement rates to our skilled nursing facility, or SNF, clients which could adversely affect the timing or level of SNF payments to us; the impact of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or MMA, including the Medicare Part D prescription drug benefit, effective January 1, 2006, as implemented pursuant to Centers for Medicare & Medicaid Services, or CMS, regulations and subregulatory guidance; the impact of continued pressure on federal and state Medicaid budgets and budget shortfalls which have led to decreasing reimbursement rates and other cost control measures in certain states; our ability to respond to such federal and state budget shortfalls and corresponding reductions in Medicaid reimbursement rates; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; expected demand for long-term care; the pace and quality of new drug development targeted at diseases of the elderly; the impact of newer drugs that, although more expensive, are more efficient at treating illness and thereby reduce overall healthcare costs; trends and expectations concerning long-term growth prospects for the geriatric care industry and the containment of healthcare costs for the elderly; expectations concerning the growth in the elderly population; anticipated changes in healthcare delivery systems and payment methodologies in order to fund growing demand; our ability to utilize our expertise in geriatric pharmaceutical care and pharmaceutical cost management and our database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment; the effectiveness of our growth strategy in allowing us to maximize cash flow, maintain a strong financial position, enhance the efficiency of our operations and continue to develop our franchise in the geriatric pharmaceutical market; the ability of expansion in our core business to provide us greater ability to leverage our clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; the belief that new drug discovery will remain an important priority for pharmaceutical manufacturers; and expectations concerning opportunities for future growth and the continued need for pharmaceutical manufacturers to utilize contract research businesses in optimizing research and development efforts.

These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause actual results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond our control, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of our businesses; expectations concerning the development and performance of our informatics business; the effectiveness of our formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to us as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of our customers; our ability to assess and react to the financial condition of our customers; the effectiveness of our pharmaceutical purchasing programs and our ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to us; the continued successful integration of acquired companies and the ability to realize anticipated revenues, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on our revenues, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for our products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of our implementation and expansion of our clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the MMA, including the Medicare Part D prescription drug benefit effective January 1, 2006, as implemented pursuant to CMS regulations and subregulatory guidance; legislation and regulations affecting payment and reimbursement rates for SNFs; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; our ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; our failure or the failure of the long-term care facilities we serve to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of, assets, including, but not limited to, goodwill; market conditions which adversely affect the valuation of the trust PIERS instruments; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for Omnicare common stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in Omnicare’s reports and filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

You should carefully consider the risks described in this prospectus, in addition to the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making an investment decision. These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.

Risks Relating to Our Business

Omnicare has substantial outstanding debt and could incur more debt in the future. Any failure to meet its debt obligations would adversely affect Omnicare’s business and financial condition.

At December 31, 2004, Omnicare’s total consolidated long-term debt (including current maturities) accounted for approximately 39.9% of its total capitalization. In addition, Omnicare and its subsidiaries may be able to incur substantial additional debt in the future. The instruments governing Omnicare’s current indebtedness contain restrictions on Omnicare’s incurrence of additional debt. These restrictions, however, are subject to a number of qualifications and exceptions, and under certain circumstances, Omnicare could incur substantial additional indebtedness in compliance with these restrictions, including in connection with potential acquisition transactions. Moreover, these restrictions do not prevent Omnicare from incurring obligations that do not constitute debt under the governing documents.

The degree to which Omnicare is leveraged could have important consequences to you, including:

•	a substantial portion of Omnicare’s cash flow from operations will be required to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions, dividends or general corporate or other purposes;

•	Omnicare’s ability to obtain additional financing in the future may be impaired;

•	Omnicare may be more highly leveraged than its competitors, which may place it at a competitive disadvantage;

•	Omnicare’s flexibility in planning for, or reacting to, changes in its business and industry may be limited; and

•	Omnicare’s degree of leverage may make it more vulnerable in the event of a downturn in its business or in its industry or the economy in general.

Omnicare’s ability to make payments on and to refinance its debt will depend on its ability to generate cash in the future. This, to a certain extent, is subject to general economic, business, financial, competitive, legislative, regulatory and other factors that are beyond Omnicare’s control.

We cannot assure you that Omnicare’s business will generate sufficient cash flow from operations or that future borrowings will be available under its credit facilities in an amount sufficient to enable Omnicare to pay its debt or to fund its other liquidity needs. Omnicare may need to refinance all or a portion of its debt on or before maturity. We cannot assure you that Omnicare would be able to refinance any of its debt, including any credit facilities on commercially reasonable terms or at all.

If we or our client institutions fail to comply with Medicaid and Medicare reimbursement regulations, our revenue could be reduced, we could be subject to penalties and we could lose our eligibility to participate in these programs.

Approximately one-half of our pharmacy services billings are directly reimbursed by government sponsored programs. These programs include Medicaid and, to a lesser extent, Medicare. The remainder of our billings are paid or reimbursed by individual residents, long-term care facilities and other third party payors, including private insurers. A portion of these revenues also are indirectly dependent on government programs. The table below represents our approximated payor mix for the last three years:

	2002	2003	2004
State Medicaid programs	46%	47%	48%
Private pay and long-term care facilities (1)	44%	45%	45%
Federal Medicare program (2)	2%	2%	2%
Other private sources (3)	8%	6%	5%

Totals	100%	100%	100%

(1)	Includes payments from skilled nursing facilities on behalf of their federal Medicare program-eligible residents (Medicare Part A) and for other services and supplies, as well as payments from third-party insurers and private pay.

(2)	Includes direct billing for medical supplies.

(3)	Includes our contract research organization revenues.

The Medicaid and Medicare programs are highly regulated. The failure, even if inadvertent, of us and/or our client institutions to comply with applicable reimbursement regulations could adversely affect our reimbursement under these programs and our ability to continue to participate in these programs. In addition, our failure to comply with these regulations could subject us to other penalties.

Continuing efforts to contain healthcare costs may reduce our future revenue.

Our sales and profitability are affected by the efforts of healthcare payors to contain or reduce the cost of healthcare by lowering reimbursement rates, limiting the scope of covered services, and negotiating reduced or capitated pricing arrangements. Any changes which lower reimbursement levels under Medicaid, Medicare or private pay programs, including managed care contracts, could reduce our future revenue. Furthermore, other changes in these reimbursement programs or in related regulations could reduce our future revenue. These changes may include modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid, Medicare or third party expenditures. In addition, our profitability may be adversely affected by any efforts of our suppliers to shift healthcare costs by increasing the net prices on the products we obtain from them.

Federal and state healthcare legislation has significantly impacted our business, and future legislation and regulations are likely to affect us.

In recent years, federal legislation has resulted in major changes in the healthcare system, which significantly affected healthcare providers. The Balanced Budget Act of 1997, or BBA, sought to achieve a balanced federal budget by, among other things, changing the reimbursement policies applicable to various healthcare providers. In a significant change for the skilled nursing facility industry, the BBA provided for the introduction in 1998 of the prospective payment system, or PPS, for Medicare-eligible residents of skilled nursing facilities. Prior to PPS, skilled nursing facilities under Medicare received cost-based reimbursement. Under PPS, Medicare pays skilled nursing facilities a fixed fee per patient per day based upon the acuity level of the resident, covering substantially all items and services furnished during a Medicare-covered stay, including pharmacy services. PPS resulted in a significant reduction of reimbursement to skilled nursing facilities. Admissions of Medicare residents, particularly those requiring complex care, declined in many skilled nursing facilities due to concerns relating to the adequacy of reimbursement under PPS. This caused a weakness in Medicare census leading to a significant reduction of overall occupancy in the skilled nursing facilities we served. This decline in occupancy and acuity levels adversely impacted our results beginning in 1999, as we experienced lower utilization of our services, coupled with PPS-related pricing pressure from our skilled nursing facility customers. The BBA also imposed numerous other cost-saving measures affecting Medicare skilled nursing facility services.

In 1999 and 2000, Congress sought to restore some of the reductions in reimbursement resulting from PPS. We believe this legislation improved the financial condition of skilled nursing facilities and provided incentives to increase occupancy and Medicare admissions, particularly among the more acutely ill. While certain of the payment increases mandated by these laws expired October 1, 2002, one provision gave skilled nursing facilities a temporary rate increase for certain high-acuity patients, including medically-complex patients with generally higher pharmacy costs, beginning April 1, 2000 and ending when the Centers for Medicare & Medicaid Services, or CMS, implements a refined resource utilization group, or RUG, patient classification system that better accounts for medically-complex patients. For several years, CMS did not implement such refinements, thus continuing the additional rate increases for certain high-acuity patients through federal fiscal year 2005. On July 28, 2005, CMS issued, and on August 4, 2005 published in the Federal Register, its final SNF PPS rule for fiscal year 2006. Under the rule, CMS added nine patient classification categories to the PPS patient classification system, thus triggering the expiration of the high-acuity payment add-ons. However, CMS estimates that the rule will have no net financial impact on SNFs in fiscal year 2006 because the $1.02 billion reduction from the expiration of the add-on payments will be more than offset by a $510 million increase in the nursing case-mix weight for all of the RUG categories and a $530 million increase associated with various updates to the payment rates (including updates to the wage and market basket indexes), resulting in a $20 million overall increase in payments for fiscal year 2006. The new patient classification refinements will be effective on January 1, 2006, and the market basket increase became effective October 1, 2005. While the fiscal year 2006 SNF PPS rates will not decrease payments to skilled nursing facilities, the loss of revenues associated with future changes in skilled nursing facility payment rates could, in the future, have an adverse effect on the financial condition of our skilled nursing facility clients which could, in turn, adversely affect the timing or level of their payments to us.

In December 2003, Congress enacted the Medicare Prescription Drug, Improvement and Modernization Act of 2003, or MMA, which includes a major expansion of the Medicare prescription drug benefit under a new Medicare Part D. Until the Part D benefit goes into effect on January 1, 2006, Medicare beneficiaries can receive assistance with their outpatient prescription drug costs through a new prescription drug discount card program, which began in June 2004, and which gives enrollees access to negotiated discounted prices for prescription drugs.

Under the new prescription drug benefit, Medicare beneficiaries may enroll in prescription drug plans offered by private entities (or in a “fallback” plan offered on behalf of the government through a contractor, to the extent private entities fail to offer a plan in a given area), which will provide coverage of outpatient prescription drugs (collectively, “Part D Plans”). Part D Plans will include both plans providing the drug benefit on a stand alone basis and Medicare Advantage plans providing drug coverage as a supplement to an existing medical benefit under that Medicare Advantage plan, most commonly a health maintenance organization plan. Medicare beneficiaries generally will have to pay a premium to enroll in a Part D Plan, with the premium amount varying from plan to plan, although CMS will provide various federal subsidies to Part D Plans to reduce the cost to beneficiaries. Medicare beneficiaries who are also entitled to benefits under a state Medicaid program (so-called “dual eligibles”) will have their prescription drug costs covered by the new Medicare drug benefit, including the nursing home residents we serve, whose drug costs are currently covered by state Medicaid programs.

CMS will provide premium and cost-sharing subsidies to Part D Plans with respect to dual eligible residents of nursing homes. Therefore, such dual eligibles will not be required to pay a premium for enrollment in a Part D Plan, so long as the premium for the Part D Plan in which they are enrolled is at or below the premium subsidy. Dual eligible residents of nursing homes will be entitled to have their entire prescription drug costs covered by a Part D Plan, provided that the prescription drugs which they are taking are either on the Part D Plan’s formulary, or an exception to the plan’s formulary is granted. CMS has reviewed the formularies of Part D Plans and has indicated that it will require their formularies to include the types of drugs most commonly needed by Medicare beneficiaries. CMS also will ensure and that plans’ formulary exceptions criteria provide for coverage of drugs determined by the plan to be medically necessary for the enrollee.

Pursuant to the Part D final rule, we will obtain reimbursement for drugs we provide to enrollees of a given Part D Plan in accordance with the terms of agreements negotiated between us and that Part D Plan. We have negotiated such agreements with many Part D Plan sponsors under which we will provide drugs and associated services to their enrollees. We continue to negotiate agreements with other Part D Plans. Until all such agreements are finalized and Medicare beneficiaries enroll in the plans, including national, regional and local plans, we will not be able to determine the impact of the new Part D drug benefit on our results of operations or financial condition. The MMA will not change the manner in which Medicare pays for drugs for Medicare beneficiaries covered in a Part A stay. We will continue to receive reimbursement for drugs provided to such residents from the skilled nursing facilities, in accordance with the terms of the agreements we have negotiated with each skilled nursing facility.

Our contractual relationships with pharmaceutical manufacturers can include rebates and other forms of price concessions on the products we purchase. On November 28, 2005 CMS posted to the “Questions and Answers” portion of its website a statement to the effect that it has significant concerns about the continued payment of certain rebates by pharmaceutical manufacturers to long-term care pharmacies with respect to prescriptions dispensed under the new Medicare Part D prescription drug benefit, and that it is examining this issue closely. We believe that our contracts with pharmaceutical manufacturers are legally and economically valid arrangements that bring value to the healthcare system and the patients that we serve. However, there can be no assurance that, if these price concessions were no longer provided to us, there would not be a material adverse effect on our business or results of operations.

CMS has issued other subregulatory guidance on many aspects of the final Part D rule, including the provision of pharmaceutical services to long-term care residents, and the agency will continue to issue guidance as the new program is implemented. We are continuing to monitor implementation of the new Part D benefit, and cannot predict the ultimate effect of the final rule or the outcome of other potential developments relating to its implementation on our business or results of operations.

The MMA also reforms the Medicare Part B prescription drug payment methodology. With certain exceptions, in 2004 most Part B drugs were reimbursed at 85 percent of the April 1, 2003 average wholesale price. In 2005, Medicare Part B payment generally equals 106 percent of the lesser of (i) the wholesale acquisition cost of the product, or (ii) the average sales price, or ASP, of the product, with certain exceptions and adjustments. More significant reforms are planned for 2006, when most drugs will be reimbursed under either an ASP methodology or under a “competitive acquisition program.” Our revenues for drugs dispensed under Medicare Part B are not significant in comparison to total revenues. The MMA also includes provisions that will institute administrative reforms designed to improve Medicare program operations. It is uncertain at this time the impact that the MMA’s legislative reforms or future Medicare reform legislation ultimately will have on us.

Discounted average wholesale price, or AWP, plus a dispensing fee is the basis for many state Medicaid programs’ reimbursement of drugs to pharmacy providers for Medicaid beneficiaries generally as well as under certain private reimbursement programs. If government or private health insurance programs discontinue or modify the use of AWP or otherwise implement payment methods that reduce the reimbursement for drugs and biologicals, it could adversely affect our level of reimbursement.

With respect to Medicaid, the BBA repealed the “Boren Amendment” federal payment standard for Medicaid payments to Medicaid nursing facilities, effective October 1, 1997, giving states greater latitude in setting payment rates for such facilities. The law also granted states greater flexibility to establish Medicaid managed care programs without the need to obtain a federal waiver. Although these waiver programs generally exempt institutional care, including nursing facilities and institutional pharmacy services, some states do use managed care principles in their long-term care programs. Moreover, no assurances can be given that additional Medicaid programs ultimately will not change the reimbursement system for long-term care, including pharmacy services, from fee-for-service to managed care negotiated or capitated rates. Our operations have not been adversely affected in states with managed care programs in effect. In addition, some states continue to face budget shortfalls, and most states are taking steps to implement cost controls within their Medicaid programs. Likewise, the federal government may consider changes to Medicaid designed to rein in program spending. A Medicaid Commission has been established to advise the Secretary of HHS on, among other things, ways to achieve $10 billion in Medicaid savings over five years. In addition, Congress is considering various proposals to reduce Medicaid spending. There can be no assurance that future changes in Medicaid payments to pharmacies, nursing facilities or managed care systems will not have an adverse impact on our business. While we have endeavored to adjust to these pricing pressures to date, these pressures are likely to continue or escalate, particularly if economic recovery does not emerge, and there can be no assurance that such occurrence will not have an adverse impact on our business.

Further, in order to rein in healthcare costs, we anticipate that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for healthcare providers, including long-term care facilities and pharmacies. Given the continuous debate regarding the cost of healthcare, managed care and other healthcare issues, we cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on our business. Longer term, funding for federal and state healthcare programs must consider the aging of the population and the growth in enrollees as eligibility is expanded; the escalation in drug costs owing to higher drug utilization among seniors and the introduction of new, more efficacious but also more expensive medications; the implementation of the Medicare drug benefit for seniors; and the long-term financing of the entire Medicare program. Given competing national priorities, it remains difficult to predict the outcome and impact on us of any changes in healthcare policy relating to the future funding of the Medicare and Medicaid programs. Further, Medicaid and/or Medicare payment rates for pharmaceutical supplies and services may not continue to be based on current methodologies or remain comparable to present levels. Any future healthcare legislation or regulation may adversely affect our business.

If we fail to comply with licensure requirements, fraud and abuse laws or other applicable laws, we may need to curtail operations, and could be subject to significant penalties.

Our pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While we continuously monitor the effects of regulatory activity on our operations and we currently have pharmacy licenses for each pharmacy we operate, the failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of our business. The long-term care facilities that contract for our services are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these long-term care facilities to comply with these or future regulations or to obtain or renew any required licenses could result in our inability to provide pharmacy services to these facilities and their residents. We are also subject to federal and state laws that prohibit some types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in loss of licensure, civil and criminal penalties and exclusion from the Medicaid, Medicare and other federal healthcare programs.

We expend considerable resources in connection with our compliance efforts. We believe that we are in compliance in all material respects with state and federal regulations applicable to our business.

Federal and state laws that protect patient health information may increase our costs and limit our ability to collect and use that information.

Our company and the healthcare industry generally also are impacted by the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as well as unique identifiers for providers, employers, health plans and individuals; and enforcement. In many of our operations, we are a healthcare provider, required to comply in our operations with these standards and subject to significant civil and criminal penalties for failure to do so. In addition, we provide services to customers that also are healthcare providers and are required to provide satisfactory written assurances to those customers that we will provide those services subject to the requirements of the privacy standards. The transaction standards have gone into effect, although we and most other covered entities in the healthcare industry received an extension until October 2003 to comply. However, in September 2003, CMS acknowledged that not all healthcare providers were capable of submitting HIPAA-compliant claims transactions, and therefore adopted a contingency plan for Medicare that would permit the continued use of non-compliant electronic transactions in order to avoid disruption of providers’ cash flow due to rejection of non-HIPAA compliant claims. This contingency plan will continue in effect until terminated by CMS. On February 27, 2004, CMS instructed Medicare carriers and fiscal intermediaries that, as of July 6, 2004, HIPAA non-compliant claims may be paid no earlier than 27 days after receipt, while HIPAA-complaint claims are eligible for payment 14 days from receipt. Most health plans and healthcare providers such as us were required to comply with the privacy standards by April 2003. In February 2003, the Department of Health and Human Services published standards for the security of electronic health information. We were required to comply with the requirements of the security standards by April 2005 and believe that we are in compliance with such standards. CMS published a rule in January 2004 announcing the adoption of the National Provider Identifier as the standard unique health identifier for healthcare providers to use in filing and processing healthcare claims and other transactions. This rule became effective May 23, 2005, with a compliance date of May 23, 2007. Based on current information, we believe we will be able to fully comply with HIPAA requirements, however, at this time we cannot estimate the cost of compliance or if implementation of the HIPAA standards will result in an adverse effect on our operations or profitability, or that of our customers.

We are subject to additional risks relating to our acquisition strategy.

One component of our strategy contemplates our making selected acquisitions. Acquisitions involve inherent uncertainties. These uncertainties include our ability to consummate proposed acquisitions on favorable terms or at all, the effect on acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of these businesses. The successful integration of acquired businesses will require, among other things:

•	consolidation of financial and managerial functions and elimination of operational redundancies;

•	achievement of purchasing efficiencies;

•	the addition and integration of key personnel; and

•	the maintenance of existing business.

Even though an acquired business may have experienced positive financial performance as an independent company prior to an acquisition, we cannot be sure that the business will continue to perform positively after an acquisition.

We also may acquire businesses with unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations. We have policies and procedures to conduct reviews of potential acquisition candidates for compliance with healthcare laws and to conform the practices of acquired businesses to our standards and applicable laws. We also generally seek indemnification from sellers covering these matters. We may, however, incur material liabilities for past activities of acquired businesses.

We cannot be sure of the successful completion or integration of any acquisition or that an acquisition will not have an adverse impact on our results of operations or financial condition.

We operate in highly competitive businesses.

The long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. Our largest competitors nationally are Pharmerica, Inc., a subsidiary of AmerisourceBergen Corporation and Kindred Pharmacy Services, a division of Kindred Healthcare, Inc. In the geographic regions we serve, we also compete with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. While we compete on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of our services, along with the clinical expertise, pharmaceutical technology and professional support we offer, competitive pricing pressures may affect our profitability.

Our contract research organization, or CRO, business, competes against other full-service CROs and client internal resources. The CRO industry is highly fragmented with a number of full-service contract research organizations and many small, limited-service providers, some of which serve only local markets. Clients choose a CRO based upon, among other reasons, reputation, references from existing clients, the client’s relationship with the organization, the organization’s experience with the particular type of project and/or therapeutic area of clinical development, the organization’s ability to add value to the client’s development plan, the organization’s financial stability and the organization’s ability to provide the full range of services required by the client.

We are dependent on our senior management team and our pharmacy professionals.

We are highly dependent upon the members of our senior management and our pharmacists and other pharmacy professionals. Our business is managed by a small number of key management personnel who have been extensively involved in the success of our business, including Joel F. Gemunder, our President and Chief Executive Officer. If we were unable to retain these persons, we might be adversely affected. There is a limited pool of senior management personnel with significant experience in our industry. Accordingly, we believe we could experience significant difficulty in replacing key management personnel. Although we have employment contracts with our key management personnel, these contracts generally may be terminated without cause by either party.

In addition, our continued success depends on our ability to attract and retain pharmacists and other pharmacy professionals. Competition for qualified pharmacists and other pharmacy professionals is strong. The loss of pharmacy personnel or the inability to attract, retain or motivate sufficient numbers of qualified pharmacy professionals could adversely affect our business. Although we generally have been able to meet our staffing requirements for pharmacists and other pharmacy professionals in the past, our inability to do so in the future could have a material adverse effect on us.

OUR COMPANY

We are a leading geriatric pharmaceutical services company. We are the nation’s largest provider of pharmaceuticals and related pharmacy services to long-term healthcare institutions. Our clients include primarily skilled nursing facilities, assisted living facilities, retirement centers, independent living communities, hospitals, hospice and other healthcare settings. We provide our pharmacy services to long-term care facilities and other chronic care settings, comprising approximately 1,441,000 beds in 47 states, the District of Columbia and in Canada. We purchase, repackage and dispense pharmaceuticals, both prescription and non-prescription, and provide computerized medical record keeping and third-party billing for residents in those facilities. We also provide consultant pharmacist services, including evaluating monthly patient drug therapy, monitoring the drug distribution system within the nursing facility, assisting in compliance with state and federal regulations and providing proprietary clinical and health management programs. In addition, we provide ancillary services, such as administering medications and nutrition intravenously (infusion therapy services) and furnishing respiratory therapy services, medical supplies and equipment and clinical care planning and financial software information systems to our client facilities. As well, we provide operational software and support systems to long-term care pharmacy providers across the United States. We provide pharmaceutical distribution and patient assistance services for specialty pharmaceuticals. We also provide comprehensive product development and research services for the pharmaceutical, biotechnology, medical device and diagnostic industries in 30 countries as of September 30, 2005.

Our primary line of business is the distribution of pharmaceuticals, related pharmacy consulting and other ancillary services, data management services and medical supplies to skilled nursing facilities, assisted living facilities and other providers of healthcare services. We serve this market primarily through our national network of pharmacies, which are dedicated to serving skilled nursing, assisted living and other institutional healthcare facilities and are strategically located throughout the United States. We typically service long-term care facilities within a 150-mile radius of our pharmacy locations and maintain a 24-hour, seven-day per week, on-call pharmacist service for emergency dispensing and delivery and for consultations with the facility’s staff or attending physicians. We utilize a unit-of-use distribution system. This means that our prescriptions are packaged for dispensing in individual doses. This differs from prescriptions filled by retail pharmacies, which typically are dispensed in vials or other bulk packaging requiring measurement of each dose by or for the patient. Our delivery system is intended to improve control over pharmaceutical distribution and patient compliance with drug therapy by increasing the accuracy and timeliness of drug administration. In conjunction with our delivery system, our record keeping/documentation system is designed to result in greater efficiency in nursing time, improved control and reduced waste in client facilities, and lower error rates in both dispensing and administration. We also furnish intravenous administration of medication and nutrition therapy and respiratory therapy services, medical supplies and equipment and clinical care planning and software support systems. We believe we distinguish ourselves from many of our competitors by also providing proprietary clinical programs. For example, we have developed a ranking of drugs based on their relative clinical effectiveness for the elderly and by cost to the payor. We use these rankings, which we call the Omnicare Geriatric Pharmaceutical Care Guidelines(R), or Omnicare Guidelines, to more effectively manage patient care and costs. In addition, we provide health and outcomes management programs for the large base of elderly residents of the long-term care facilities we serve.

Our principal executive offices are located at 100 East RiverCenter Boulevard, Covington, Kentucky, 41011, and our telephone number is (859) 392-3300. Our corporate website address is www.omnicare.com. Information contained on our website is not part of this prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, refinancing of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,					Nine Months Ended September 30,
	2000	2001	2002	2003	2004	2004	2005
Ratio of earnings to fixed charges (1)(2)	2.2x	2.8x	4.0x	4.3x	5.3x	5.6x	3.8x

(1)	Our ratio of earnings to fixed charges has been computed by adding income before income taxes and fixed charges to derive adjusted income, and dividing adjusted income by fixed charges. Fixed charges consist of interest expense on debt (including the amortization of debt expense) and one-third (the proportion deemed representative of the interest proportion) of rent expense.

(2)	Our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES AND

GUARANTEES OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be our subordinated obligations, which we refer to as “subordinated debt securities.” The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture.

The applicable prospectus supplement and the form of indenture relating to any particular debt securities offered will describe the specific terms of that series. When evaluating the debt securities, you also should refer to all provisions of the indenture and the debt securities. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. When we refer to “Omnicare,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Omnicare, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

We can issue an unlimited amount of debt securities under the indenture. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.

The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title and series designation of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which the debt securities of the series will be issued;

•	whether the debt securities will be guaranteed and the terms of any such guarantees;

•	the date or dates on which the principal amount and premium, if any, are payable;

•	the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, the date or dates from which interest will accrue and the interest payment date on which interest will be payable, subject to our right, if any, to defer or extend an interest payment date and the duration of that deferral or extension;

•	the date or dates on which interest, if any, will be payable and the record dates for payment of interest;

•	the place or places where the principal and premium, if any, and interest, if any, will be payable and where the debt securities of the series can be surrendered for transfer, conversion or exchange;

•	our right, if any, to redeem the debt securities and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

•	any mandatory or optional sinking fund or analogous provisions;

•	if the debt securities of the series will be secured, any provisions relating to the security provided;

•	whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

•	whether any portion of the principal amount of the debt securities of the series will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture and, if other than by an officers’ certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

•	any deletions from, modifications of or additions to the events of default or our covenants pertaining to the debt securities of the series;

•	if other than U.S. dollars, the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series and whether the debt securities of the series may be satisfied and discharged other than as provided in the indenture;

•	any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

•	whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

•	whether the debt securities of the series are to be issued in fully registered form without coupons or are to be issued in the form of one or more global securities in temporary global form or permanent global form;

•

whether the debt securities of the series are to be issued in registered or bearer form, the terms and conditions relating the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which we will issue the registered securities if other than $1,000 or a multiple thereof and, if in bearer form, the denominations in which we will issue the bearer securities;

•	any special United States federal income tax considerations applicable to the debt securities of the series;

•	any covenants set forth in the indenture which apply to the debt securities of the series; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of the indenture.

The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series. In addition, the prospectus supplement relating to a series of subordinated debt securities will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

Debt securities may be issued as original issue discount securities to be sold at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

Guarantees

Debt securities may be guaranteed by certain of our domestic subsidiaries, if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

The securities also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

LEGAL MATTERS

Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s restatement of its diluted earnings per share as described in footnotes 1 and 11 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NeighborCare, Inc. as of September 30, 2004 and 2003 and for each of the years in the three-year period ended September 30, 2004 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission’s website on the Internet at www.sec.gov. This information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, D.C.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

(a)	Omnicare, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 16, 2005 including the portions of our proxy statement and related supplement incorporated by reference therein;

(b)	Omnicare, Inc.’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005, filed May 10, 2005 and August 9, 2005, respectively, and Form 10-Q/A for the fiscal quarter ended September 30, 2005, filed November 23, 2005;

(c)	Omnicare, Inc.’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed March 9, 2005, March 29, 2005, May 20, 2005, July 7, 2005, July 8, 2005, July 14, 2005, August 3, 2005, August 11, 2005, October 13, 2005, November 23, 2005, November 23, 2005 and November 23, 2005;

(d)	NeighborCare, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed December 10, 2004, as amended by Amendment No. 1 on Form 10-K/A, filed on December 14, 2004;

(e)	NeighborCare, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004 and March 31, 2005, filed February 8, 2005 and May 9, 2005, respectively; and

(f)	NeighborCare, Inc.’s Current Reports on Form 8-K, filed February 17, 2005, June 14, 2005, July 11, 2005 and July 18, 2005.

We also are incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities made hereby (other than information in such documents that is deemed not to be filed).

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to Omnicare, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky, 41011, Attention: Secretary; telephone number (859) 392-3300. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The table below sets forth the various expenses and costs to be incurred by Omnicare, Inc. in connection with the sale and distribution of the securities offered hereby. All the amounts shown are estimated except the Securities and Exchange Commission Registration Fee.

SEC Registration Fee	*
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Printing and engraving expenses	20,000
Rating agencies’ fees	200,000
Trustee’s and registrar’s fees and expenses	50,000
Miscellaneous expenses	5,000

Total:	375,000

*	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

The Restated Certificate of Incorporation of Omnicare, Inc. provides that a director of Omnicare, Inc. will not be liable to Omnicare, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the “DGCL”), as amended or interpreted from time to time.

In addition, the Restated Certificate of Incorporation of Omnicare, Inc. states that Omnicare, Inc. shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, Omnicare, Inc. may, to the extent permitted by the DGCL, indemnify agents of Omnicare, Inc. or other persons. Omnicare, Inc. also maintains a directors’ and officers’ liability insurance policy.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Item 16.	Exhibits

Exhibit No.	Description

*1.1	Form of Underwriting Agreement with respect to the Debt Securities.

3.1	Restated Certificate of Incorporation of Omnicare, Inc. (incorporated herein by reference from Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.2	Second Amended and Restated By-Laws of Omnicare, Inc. (incorporated herein by reference from Exhibit 3.3 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003).

4.1	Subordinated Debt Securities Indenture (the “Subordinated Indenture”), dated as of June 13, 2003 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.2(A) to our Current Report on Form 8-K filed on June 16, 2003).

4.2	First Supplemental Indenture to the Subordinated Indenture, dated as of June 13, 2003 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.2(B) to our Current Report on Form 8-K filed on June 16, 2003).

4.3	Second Supplemental Indenture to the Subordinated Indenture, dated as of June 13, 2003 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.2(C) to our Current Report on Form 8-K filed on June 16, 2003).

4.4	Third Supplemental Indenture to the Subordinated Indenture, dated as of March 8, 2005 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.7 to our Current Report on Form 8-K filed on March 9, 2005).

5.1	Opinion of Dewey Ballantine LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 2004 (incorporated herein by reference from Exhibit 12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filled March 16, 2005).

12.2	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2005 (incorporated herein by reference from Exhibit 12 to our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 filed November 23, 2005).

23.1	Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

23.3	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24	Powers of Attorney (included on the signature page hereto).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Debt Securities Indenture.

*	To be filed with an amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

**	To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

Item 17.	Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on the 8th day of December, 2005.

OMNICARE, INC.

By:	/s/ CHERYL D. HODGES
Cheryl D. Hodges
Senior Vice President and Secretary

POWER OF ATTORNEY

We, the undersigned directors and officers of Omnicare, Inc., do hereby severally constitute and appoint Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges, and each of them severally, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD L. HUTTON (Edward L. Hutton)	Director and Chairman of the Board	December 8, 2005

/s/ JOEL F. GEMUNDER (Joel F. Gemunder)	Director, President and Chief Executive Officer (Principal Executive Officer)	December 8, 2005

/s/ DAVID W. FROESEL, JR. (David W. Froesel, Jr.)	Director, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2005

/s/ JOHN T. CROTTY (John T. Crotty)	Director	December 8, 2005

/s/ CHARLES H. ERHART, JR. (Charles H. Erhart, Jr.)	Director	December 8, 2005

Signature	Title	Date

/s/ SANDRA E. LANEY (Sandra E. Laney)	Director	December 8, 2005

/s/ ANDREA R. LINDELL, DNSC, RN (Andrea R. Lindell, DNSc, RN)	Director	December 8, 2005

/s/ JOHN H. TIMONEY (John H. Timoney)	Director	December 8, 2005

/s/ AMY WALLMAN (Amy Wallman)	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Accu-Med Services LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ACCU-MED SERVICES LLC

By: Sole Member:

OMNICARE HOLDING COMPANY

By:	/s/ JOEL F. GEMUNDER
Joel F. Gemunder
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer	December 8, 2005

/s/ PATRICK E. KEEFE Patrick E. Keefe	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Accu-Med Services of Washington LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ACCU-MED SERVICES OF WASHINGTON LLC

By:	Sole Member:

OMNICARE HOLDING COMPANY

By:	/s/ JOEL F. GEMUNDER
Joel F. Gemunder
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ TOMAS R. MARSH Tomas R. Marsh	Treasurer	December 8, 2005

/s/ PATRICK E. KEEFE Patrick E. Keefe	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Accumed, Inc.. Carecard, Inc., Compass Health Services, Inc., Concord Pharmacy Services, Inc., Delco Apothecary, Inc., Eastern Medical Supplies, Inc., Eastern Rehab Services, Inc., Encare of Massachusetts, Inc., Geneva Sub, Inc., H.O. Subsidiary, Inc., Health Concepts and Services, Inc., Healthobjects Corporation, Horizon Medical Equipment and Supply, Inc. and Institutional Health Care Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ACCUMED, INC.
CARECARD, INC.
COMPASS HEALTH SERVICES, INC.
CONCORD PHARMACY SERVICES, INC.
DELCO APOTHECARY, INC.
EASTERN MEDICAL SUPPLIES, INC.
EASTERN REHAB SERVICES, INC.
ENCARE OF MASSACHUSETTS, INC.
GENEVA SUB, INC.
H.O. SUBSIDIARY, INC.
HEALTH CONCEPTS AND SERVICES, INC.
HEALTHOBJECTS CORPORATION
HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.
INSTITUTIONAL HEALTH CARE SERVICES, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Alacritas Biopharma, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ALACRITAS BIOPHARMA, INC.

By:	/s/ ANDREW COREY
Andrew Corey
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW COREY Andrew Corey	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Ambler Acquisition Company LLC, Lobos Acquisition, LLC, MHHP Acquisition Company LLC and Omnicare of Nevada, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

AMBLER ACQUISITION COMPANY LLC LOBOS ACQUISITION, LLC MHHP ACQUISITION COMPANY LLC OMNICARE OF NEVADA, LLC

By:	Sole Member:

OMNICARE HOLDING COMPANY

By:	/s/ CHERYL D. HODGES
Cheryl D. Hodges
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer	December 8, 2005

/s/ PATRICK E. KEEFE Patrick E. Keefe	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AMC-New York, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

AMC-NEW YORK, INC.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMP Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AMC-Tennessee, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

AMC-TENNESSEE, INC.

By:	/s/ JULIE FRAZIER
Julie Frazier
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JULIE FRAZIER Julie Frazier	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of APS Acquisition LLC, CTLP Acquisition LLC, Dixon Pharmacy LLC, Enloe Drugs LLC, Home Pharmacy Services, LLC, JHC Acquisition LLC, Nihan & Martin LLC, NIV Acquisition LLC, Omnibill Services LLC, Omnicare Indiana Partnership Holding Company LLC, Omnicare Respiratory Services, LLC and Weber Medical Systems LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

APS ACQUISITION LLC

CTLP ACQUISITION LLC

DIXON PHARMACY LLC

ENLOE DRUGS LLC

HOME PHARMACY SERVICES, LLC

JHC ACQUISITION LLC

NIHAN & MARTIN LLC

NIV ACQUISITION LLC

OMNIBILL SERVICES LLC

OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC

OMNICARE RESPIRATORY SERVICES, LLC

WEBER MEDICAL SYSTEMS LLC

By:	Sole Member:

OMNICARE HOLDING COMPANY

By:	/s/ JOEL F. GEMUNDER
Joel F. Gemunder
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer	December 8, 2005

/s/ PATRICK E. KEEFE Patrick E. Keefe	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Arlington Acquisition I, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ARLINGTON ACQUISITION I, INC.

By:	/s/ CRAIG SCHEEL
Craig Scheel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CRAIG SCHEEL Craig Scheel	President, Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer, Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ASCO Healthcare, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ASCO HEALTHCARE, INC.

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ASCO Healthcare of New England, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ASCO HEALTHCARE OF NEW ENGLAND, INC.

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ASCO Healthcare of New England, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ASCO HEALTHCARE OF NEW ENGLAND LP

By:	Manager:

ASCO HEALTHCARE, INC.

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Bach’s Pharmacy Services, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 7th day of December 2005.

BACH’S PHARMACY SERVICES, LLC

By:	Sole Member:

BACH’S PHARMACY (EAST), INC.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Badger Acquisition of Brooksville, LLC, Badger Acquisition of Kentucky LLC, Badger Acquisition of Minnesota LLC, Badger Acquisition of Ohio LLC, Badger Acquisition of Orlando LLC, Badger Acquisition of Tampa LLC, Badger Acquisition of Texas LLC and Badger Acquisition LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

BADGER ACQUISITION OF BROOKSVILLE LLC

BADGER ACQUISITION OF KENTUCKY LLC

BADGER ACQUISITION OF MINNESOTA LLC

BADGER ACQUISITION OF OHIO LLC

BADGER ACQUISITION OF ORLANDO LLC

BADGER ACQUISITION OF TAMPA LLC

BADGER ACQUISITION OF TEXAS LLC

BADGER ACQUISITION LLC

By:	Sole Member:

OMNICARE HOLDING COMPANY

By:	/s/ JOEL F. GEMUNDER
Joel F. Gemunder
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

/s/ PATRICK E. KEEFE Patrick E. Keefe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Beachwood Healthcare Management, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

BEACHWOOD HEALTHCARE MANAGEMENT, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President and Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Bio-Pharm International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

BIO-PHARM INTERNATIONAL, INC.

By:	/s/ DAVID MORRA
David Morra
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID MORRA David Morra	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of BPNY Acquisition Corp. and BPTX Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

BPNY ACQUISITION CORP.
BPTX ACQUISITION CORP.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Campo’s Medical Pharmacy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

CAMPO’S MEDICAL PHARMACY, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capitol Home Infusion, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 7th day of December 2005.

CAPITOL HOME INFUSION, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on December 8, 2005.

CARE PHARMACEUTICAL SERVICES, LP
PRN PHARMACEUTICAL SERVICES, LP

By: General Partner:

OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY, LLC

By:	/s/ JEFFREY M. STAMPS
Jeffrey M Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Care4, LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 7th day of December 2005.

CARE4, LP

By:	Manager:

ASCO HEALTHCARE, INC.

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CHP Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

CHP ACQUISITION CORP.

By:	/s/ ROBERT A. FUSCO
Robert A. Fusco
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. FUSCO Robert A. Fusco	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CIP Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

CIP ACQUISITION CORP.

By:	/s/ EARL L. CARTER
Earl L. Carter
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EARL L. CARTER Earl L. Carter	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Clinimetrics Research Associates, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

CLINIMETRICS RESEARCH ASSOCIATES, INC.

By:	/s/ BRAD ZARO
Brad Zaro
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRAD ZARO David West	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Compscript - Boca, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

COMPSCRIPT - BOCA, LLC

By:	Sole Member:

COMPSCRIPT, INC.

By:	/s/ DAVID WEST
David West
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID WEST David West	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Compscript - Mobile, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

COMPSCRIPT - MOBILE, LLC

By:	Sole Member:

COMPSCRIPT, INC.

By:	/s/ DAVID WEST
David West
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID WEST David West	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Compscript, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

COMPSCRIPT, INC.

By:	/s/ DAVID WEST
David West
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID WEST David West	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CP Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

CP ACQUISITION CORP.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Creekside Managed Care Pharmacy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

CREEKSIDE MANAGED CARE PHARMACY, INC.

By:	/s/ DAVID W. MEDINA
David W. Medina
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID W. MEDINA David W. Medina	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, D&R Pharmaceutical Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

D & R PHARMACEUTICAL SERVICES, INC.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Electra Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ELECTRA ACQUISITION CORP.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Euro Bio-Pharm Clinical Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

EURO BIO-PHARM CLINICAL SERVICES, INC.

By:	/s/ DAVID MORRA
David Morra President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID MORRA David Morra	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Evergreen Pharmaceutical of California, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.

By:	/s/ MARYANNE OWCHARUK
Maryanne Owcharuk President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARYANNE OWCHARUK Maryanne Owcharuk	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Evergreen Pharmaceutical, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

EVERGREEN PHARMACEUTICAL, INC.

By:	/s/ DAVID J. DOANE
David J. Doane President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. DOANE David J. Doane	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, excelleRx, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

EXCELLERX, INC.

By:	/s/ CALVIN H. KNOWLTON
Calvin H. Knowlton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CALVIN H. KNOWLTON Calvin H. Knowlton	President	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Heartland Repack Services LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

HEARTLAND REPACK SERVICES LLC

By: Sole Member:

OMNICARE MANAGEMENT COMPANY

By:	/s/ CHERYL D. HODGES
Cheryl D. Hodges Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

/s/ DAVID W. FROESEL David W. Froesel, Jr.	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Highland Wholesale LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

HIGHLAND WHOLESALE LLC

By: Sole Member:

NCS HEALTHCARE OF KENTUCKY, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, HMIS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

HMIS, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Home Care Pharmacy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

HOME CARE PHARMACY, INC.

By:	/s/ MICHAEL J. ARNOLD
Michael J. Arnold President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. ARNOLD Michael J. Arnold	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Hytree Pharmacy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

HYTREE PHARMACY, INC.

By:	/s/ ROLF SCHRADER
Rolf Schrader President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROLF SCHRADER Rolf Schrader	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Interlock Pharmacy Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

INTERLOCK PHARMACY SYSTEMS, INC.

By:	/s/ MARK E. PRICE
Mark E. Price
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK E. PRICE Mark E. Price	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ A. SAMUEL ENLOE A. Samuel Enloe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Langsam Health Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

LANGSAM HEALTH SERVICES, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LCPS Acquisition, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

LCPS ACQUISITION, LLC

By: Sole Member:

LANGSAM HEALTH SERVICES, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Lobos Acquisition of Arizona, Inc. and Lobos Acquisition of Pennsylvania, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

LOBOS ACQUISITION OF ARIZONA, INC.
LOBOS ACQUISITION OF PENNSYLVANIA, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lo-Med Prescription Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

LO-MED PRESCRIPTION SERVICES, INC.

By:	/s/ ANTHONY SOLARO
Anthony Solaro
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY SOLARO Anthony Solaro	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ ROLF SCHRADER Rolf Schrader	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LPI Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

LPI ACQUISITION CORP.

By:	/s/ A. SAMUEL ENLOE
A. Samuel Enloe
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. SAMUEL ENLOE A. Samuel Enloe	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Main Street Pharmacy, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 7th day of December 2005.

MAIN STREET PHARMACY, LLC

By: Manager:

PROFESSIONAL PHARMACY SERVICES, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Managed Healthcare, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MANAGED HEALTHCARE, INC.

By:	/s/ CHRISTOPHER DALE
Christopher Dale
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER DALE Christopher Dale	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ DOUGLAS PEPPER Douglas Pepper	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Management & Network Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MANAGEMENT & NETWORK SERVICES, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Medical Arts Health Care, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MEDICAL ARTS HEALTH CARE, INC.

By:	/s/ HAL J. HENDERSON
Hal J. Henderson
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HAL J. HENDERSON Hal J. Henderson	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Medical Services Consortium, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MEDICAL SERVICES CONSORTIUM, INC.

By:	/s/ BRADLEY S. ABBOTT
Bradley S. Abbott
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	President; Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Medical Services Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MEDICAL SERVICES GROUP, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Med World Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MED WORLD ACQUISITION CORP.

By:	/s/ MICHAEL ROSENBLUM
Michael Rosenblum
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL ROSENBLUM Michael Rosenblum	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MOSI Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

MOSI ACQUISITION CORP.

By:	/s/ LINDA BUTLER
Linda Butler
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LINDA BUTLER Linda Butler	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of NCS Healthcare of Arizona, Inc., NCS Healthcare of Arkansas, Inc., NCS Healthcare of Beachwood, Inc., NCS Healthcare of Connecticut, Inc., NCS Healthcare of Florida, Inc., NCS Healthcare of Illinois, Inc., NCS Healthcare of Indiana, Inc., NCS Healthcare of Iowa, Inc., NCS Healthcare of Kansas, Inc., NCS Healthcare of Maryland, Inc., NCS Healthcare of Massachusetts, Inc., NCS Healthcare of Michigan, Inc., NCS Healthcare of Minnesota, Inc., NCS Healthcare of Missouri, Inc., NCS Healthcare of Montana, Inc. and NCS Healthcare of New Hampshire, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NCS HEALTHCARE OF ARIZONA, INC.
NCS HEALTHCARE OF ARKANSAS, INC.
NCS HEALTHCARE OF BEACHWOOD, INC.
NCS HEALTHCARE OF CONNECTICUT, INC.
NCS HEALTHCARE OF FLORIDA, INC.
NCS HEALTHCARE OF ILLINOIS, INC.
NCS HEALTHCARE OF INDIANA, INC.
NCS HEALTHCARE OF IOWA, INC.
NCS HEALTHCARE OF KANSAS, INC.
NCS HEALTHCARE OF MARYLAND, INC.
NCS HEALTHCARE OF MASSACHUSETTS, INC.
NCS HEALTHCARE OF MICHIGAN, INC.
NCS HEALTHCARE OF MINNESOTA, INC.
NCS HEALTHCARE OF MISSOURI, INC.
NCS HEALTHCARE OF MONTANA, INC.
NCS HEALTHCARE OF NEW HAMPSHIRE, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of NCS Healthcare of New Jersey, Inc., NCS Healthcare of New Mexico, Inc., NCS Healthcare of New York, Inc., NCS Healthcare of North Carolina, Inc., NCS Healthcare of Ohio, Inc., NCS Healthcare of Oklahoma, Inc., NCS Healthcare of Oregon, Inc., NCS Healthcare of Pennsylvania, Inc., NCS Healthcare of Rhode Island, Inc., NCS Healthcare of South Carolina, Inc., NCS Healthcare of Tennessee, NCS Healthcare of Texas, NCS Healthcare of Vermont, NCS Healthcare of Wisconsin, NCS Services, Inc., NCS of Illinois, Inc. and NCS Healthcare, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NCS HEALTHCARE OF NEW JERSEY, INC.
NCS HEALTHCARE OF NEW MEXICO, INC.
NCS HEALTHCARE OF NEW YORK, INC.
NCS HEALTHCARE OF NORTH CAROLINA, INC.
NCS HEALTHCARE OF OHIO, INC.
NCS HEALTHCARE OF OKLAHOMA, INC.
NCS HEALTHCARE OF OREGON, INC.
NCS HEALTHCARE OF PENNSYLVANIA, INC.
NCS HEALTHCARE OF RHODE ISLAND, INC.
NCS HEALTHCARE OF SOUTH CAROLINA, INC.
NCS HEALTHCARE OF TENNESSEE, INC.
NCS HEALTHCARE OF TEXAS, INC.
NCS HEALTHCARE OF VERMONT, INC.
NCS HEALTHCARE OF WISCONSIN, INC.
NCS SERVICES, INC.
NCS OF ILLINOIS, INC.
NCS HEALTHCARE, INC.

By:	/S/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of NCS Healthcare of California, Inc., NCS Healthcare of Kentucky, Inc. and NCS Healthcare of Washington, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NCS HEALTHCARE OF CALIFORNIA, INC.
NCS HEALTHCARE OF KENTUCKY, INC.
NCS HEALTHCARE OF WASHINGTON, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NCS Healthcare of Indiana LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NCS HEALTHCARE OF INDIANA, LLC

By:	Managing Member:

NCS HEALTHCARE OF INDIANA, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, National Care for Seniors LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NATIONAL CARE FOR SENIORS LLC

By:	Managing Member:

NCS HEALTHCARE OF KENTUCKY, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of NeighborCare, Inc. and NeighborCare Seniorcare Plan, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NEIGHBORCARE, INC.
NEIGHBORCARE SENIORCARE PLAN, INC.

By:	/S/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NeighborCare-Medisco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NEIGHBORCARE-MEDISCO, INC.

By:	/S/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ Thomas R. Marsh Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of NeighborCare Holdings, Inc., NeighborCare Home Medical Equipment, Inc., NeighborCare-Infusion Services, Inc., NeighborCare-ORCA, Inc., NeighborCare-TCI, Inc., NeighborCare of California, Inc., NeighborCare of Indiana, Inc., NeighborCare of Northern California, Inc., NeighborCare of Ohio, Inc., NeighborCare of Oklahoma, Inc., NeighborCare of Texas, Inc., NeighborCare of Virginia, Inc., NeighborCare of Wisconsin, Inc., NeighborCare Pharmacies, Inc., NeighborCare Pharmacy Services, Inc., NeighborCare Services Corporation and The Tidewater Healthcare Shared Service Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NEIGHBORCARE HOLDINGS, INC.
NEIGHBORCARE HOME MEDICAL EQUIPMENT, INC.
NEIGHBORCARE-INFUSION SERVICES, INC.
NEIGHBORCARE-ORCA, INC.
NEIGHBORCARE-TCI, INC.
NEIGHBORCARE OF CALIFORNIA, INC.
NEIGHBORCARE OF INDIANA, INC.
NEIGHBORCARE OF NORTHERN CALIFORNIA, INC.
NEIGHBORCARE OF OHIO, INC.
NEIGHBORCARE OF OKLAHOMA, INC.
NEIGHBORCARE OF TEXAS, INC.
NEIGHBORCARE OF VIRGINIA, INC.
NEIGHBORCARE OF WISCONSIN, INC.
NEIGHBORCARE PHARMACIES, INC.
NEIGHBORCARE PHARMACY SERVICES, INC.
NEIGHBORCARE SERVICES CORPORATION
THE TIDEWATER HEALTHCARE SHARED SERVICE GROUP, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NeighborCare of Maryland, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NEIGHBORCARE OF MARYLAND, LLC

By:	/s/ LEO P. FINN III
Leo P. Finn III President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Manager	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Manager	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Manager	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NeighborCare Repackaging, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NEIGHBORCARE REPACKAGING, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NGC Acquisition Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NGC ACQUISITION COMPANY LLC

By: Sole Member:

SHORE PHARMACEUTICAL PROVIDERS, INC.

By:	/s/ PAUL B. MEYEROFF
Paul B. Meyeroff President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL B. MEYEROFF Paul B. Meyeroff	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, North Shore Pharmacy Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

NORTH SHORE PHARMACY SERVICES, INC.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, OCR-RA Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OCR-RA ACQUISITION CORP.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, OFL Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OFL CORP.

By:	/s/ LEO P. FINN III
Leo P. Finn III President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Canadian Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE CANADIAN HOLDINGS, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Clinical Research, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE CLINICAL RESEARCH, INC.

By:	/s/ DALE EVANS
Dale Evans Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DALE EVANS Dale Evans	Chief Executive Officer; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Clinical Research, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE CLINICAL RESEARCH, LLC

By:	Sole Member:

OMNICARE CLINICAL RESEARCH, INC.

By:	/s/ DALE EVANS
Dale Evans
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DALE EVANS Dale Evans	Chief Executive Officer; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare CR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE CR INC.

By:	/s/ DALE EVANS
Dale Evans
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DALE EVANS Dale Evans	Chief Executive Officer; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Extended Pharma Services, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE EXTENDED PHARMA SERVICES, LLC

By:	Sole Member:

OMNICARE MANAGEMENT COMPANY

By:	/s/ CHERYL D. HODGES
Cheryl D. Hodges
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ DAVID W. FROESEL, JR. David W. Froesel, Jr.	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Headquarters LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE HEADQUARTERS LLC

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Manager	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Manager	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE HOLDING COMPANY

By:	/s/ JOEL F. GEMUNDER
Joel F. Gemunder
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

/s/ PATRICK E. KEEFE Patrick E. Keefe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Management Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE MANAGEMENT COMPANY

By:	/s/ CHERYL D. HODGES
Cheryl D. Hodges
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL F. GEMUNDER Joel F. Gemunder	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ DAVID W. FROESEL, JR. David W. Froesel, Jr.	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pennsylvania Med Supply, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PENNSYLVANIA MED SUPPLY, LLC

By:	Sole Member:

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

By:	/s/ DANIEL CARTO
Daniel Carto
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL CARTO Daniel Carto	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmaceutics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACEUTICS, INC.

By:	/s/ DAVID MORRA
David Morra
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID MORRA David Morra	President and Chief Executive Officer; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacies of Maine Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacies of Pennsylvania East, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC

By:	Sole Member:

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

By:	/s/ DANIEL CARTO
Daniel Carto
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL CARTO Daniel Carto	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacies of Pennsylvania West, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

By:	/s/ DANIEL CARTO
Daniel Carto
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL CARTO Daniel Carto	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacies of the Great Plains Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

By:	/s/ ROLF SCHRADER
Rolf Schrader
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROLF SCHRADER Rolf Schrader	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy and Supply Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY AND SUPPLY SERVICES, INC.

By:	/s/ ROLF SCHRADER
Rolf Schrader
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROLF SCHRADER Rolf Schrader	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Colorado LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF COLORADO LLC

By:	Managing Member:

LANGSAM HEALTH SERVICES, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Florida, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF FLORIDA, L.P.

By:	General Partner

PHARMACY HOLDING #2, LLC

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Manager	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Manager	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Omnicare Pharmacy of Indiana, LLC, Omnicare Pharmacy of North Carolina, LLC, Omnicare Pharmacy of Pueblo, LLC, Pharmacy Holding #1, LLC and Pharmacy Holding #2, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF INDIANA, LLC
OMNICARE PHARMACY OF NORTH CAROLINA, LLC
OMNICARE PHARMACY OF PUEBLO, LLC
PHARMACY HOLDING #1, LLC
PHARMACY HOLDING #2, LLC

By:	Sole Member:

APS ACQUISITION LLC

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Manager	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Manager	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Maine LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF MAINE LLC

By:	Sole Member:

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Massachusetts LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF MASSACHUSETTS LLC

By:	Sole Member:

LANGSAM HEALTH SERVICES, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Omnicare Pharmacy of Nebraska LLC and Omnicare Pharmacy of South Dakota LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF NEBRASKA LLC
OMNICARE PHARMACY OF SOUTH DAKOTA LLC

By:	Sole Member:

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

By:	/s/ ROLF SCHRADER
Rolf Schrader
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROLF SCHRADER Rolf Schrader	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of Tennessee LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF TENNESSEE LLC

By:	Sole Member:

LANGSAM HEALTH SERVICES, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Omnicare Pharmacy of Texas 1, L.P. and Omnicare Pharmacy of Texas 2, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF TEXAS 1, L.P.
OMNICARE PHARMACY OF TEXAS 2, L.P.

By: General Partner

PHARMACY HOLDING #2, LLC

By:	/s/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Manager	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Manager	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Pharmacy of the Midwest, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PHARMACY OF THE MIDWEST, INC.

By:	/s/ A. SAMUEL ENLOE
A. Samuel Enloe
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. SAMUEL ENLOE A. Samuel Enloe	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicare Purchasing Company LP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PURCHASING COMPANY LP

By: General Partner

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

By:	/s/ PATRICK E. KEEFE
Patrick E. Keefe
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK E. KEEFE Patrick E. Keefe	President, Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Omnicare Purchasing Company General Partner, Inc. and Omnicare Purchasing Company Limited Partner, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.

By:	/s/ PATRICK E. KEEFE
Patrick E. Keefe
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK E. KEEFE Patrick E. Keefe	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ CHERYL D. HODGES Cheryl D. Hodges	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PBM Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PBM HOLDING COMPANY

By:	/s/ THOMAS W. LUDEKE
Thomas W. Ludeke
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS W. LUDEKE Thomas W. Ludeke	Chief Executive Officer	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ A. SAMUEL ENLOE A. Samuel Enloe	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PBM-Plus, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PBM-PLUS, INC.

By:	/s/ THOMAS W. LUDEKE
Thomas W. Ludeke
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS W. LUDEKE Thomas W. Ludeke	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ A. SAMUEL ENLOE A. Samuel Enloe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PBM Plus Mail Service Pharmacy, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PBM PLUS MAIL SERVICE PHARMACY, LLC

By: Sole Member:

PBM HOLDING COMPANY

By:	/s/ THOMAS LUDEKE
Thomas Ludeke
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS LUDEKE Thomas Ludeke	Chief Executive Officer	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ A. SAMUEL ENLOE A. Samuel Enloe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Pharmacon Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PHARMACON CORP.

By:	/s/ WILLIAM J. LYONS
William J. Lyons
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. LYONS William J. Lyons	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Pharmacy Associates of Glens Falls, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Pharmacy Consultants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PHARMACY CONSULTANTS, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Pharmasource Healthcare, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PHARMASOURCE HEALTHCARE, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Pharm-Corp of Maine LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PHARM-CORP OF MAINE LLC

By:	Sole Member:

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMP Jeffrey M. Stamps	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Pharmed Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PHARMED HOLDINGS, INC.

By:	/s/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PP Acquisition Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PP ACQUISITION COMPANY, LLC

By:	Sole Member:

ROESCHEN’S HEALTHCARE CORP.

By:	/s/ PETER HOVIS
Peter Hovis
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER HOVIS Peter Hovis	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ A. SAMUEL ENLOE A. Samuel Enloe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PPS Acquisition Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

PPS ACQUISITION COMPANY, LLC

By:	Sole Member:

OCR-RA ACQUISITION CORP.

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Professional Pharmacy Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 7th day of December 2005.

PROFESSIONAL PHARMACY SERVICES, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Rescot Systems Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

RESCOT SYSTEMS GROUP, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Roeschen’s Healthcare Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ROESCHEN’S HEALTHCARE CORP.

By:	/s/ PETER HOVIS
Peter Hovis
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER HOVIS Peter Hovis	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ A. SAMUEL ENLOE A. Samuel Enloe	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Royal Care of Michigan LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

ROYAL CARE OF MICHIGAN LLC

By:	Sole Member:

SPECIALIZED PHARMACY SERVICES, INC.

By:	/s/ DANIEL E. LOHMEIER
Daniel E. Lohmeier
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. LOHMEIER Daniel E. Lohmeier	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ ROLF SCHRADER Rolf Schrader	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, SHC Acquisition Co, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SHC ACQUISITION CO, LLC

By:	Sole Member:

HMIS, INC.

By:	/s/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Shore Pharmaceutical Providers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SHORE PHARMACEUTICAL PROVIDERS, INC.

By:	/S/ PAUL B. MEYEROFF
Paul B. Meyeroff
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL B. MEYEROFF Paul B. Meyeroff	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Southside Apothecary, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SOUTHSIDE APOTHECARY, INC.

By:	/S/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Specialized Home Infusion of Michigan LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SPECIALIZED HOME INFUSION OF MICHIGAN LLC

By: Sole Member:

SPECIALIZED PHARMACY SERVICES, INC.

By:	/S/ DANIEL E. LOHMEIER
Daniel E. Lohmeier
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. LOHMEIER Daniel E. Lohmeier	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ ROLF SCHRADER Rolf Schrader	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Specialized Patient Care Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SPECIALIZED PATIENT CARE SERVICES, INC.

By:	/S/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Specialized Pharmacy Services, Inc. and Specialized Services of Michigan, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SPECIALIZED PHARMACY SERVICES, INC.
SPECIALIZED SERVICES OF MICHIGAN, INC.

By:	/S/ DANIEL E. LOHMEIER
Daniel E. Lohmeier
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL E. LOHMEIER Daniel E. Lohmeier	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ ROLF SCHRADER Rolf Schrader	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sterling Healthcare Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

STERLING HEALTHCARE SERVICES, INC.

By:	/S/ JOSEPH L. DUPUY
Joseph L. Dupuy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Suburban Medical Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SUBURBAN MEDICAL SERVICES, INC.

By:	/S/ LEO P. FINN III
Leo P. Finn III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEO P. FINN III Leo P. Finn III	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Superior Care Pharmacy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SUPERIOR CARE PHARMACY, INC.

By:	/S/ MICHAEL WOOD
Michael Wood
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL WOOD Michael Wood	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JOHN DRISCOLL John Driscoll	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Swish, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

SWISH, INC.

By:	/S/ DAVID MORRA
David Morra
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID MORRA David Morra	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, TCPI Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

TCPI ACQUISITION CORP.

By:	/S/ ROLF SCHRADER
Rolf Schrader
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROLF SCHRADER Rolf Schrader	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, THG Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

THG ACQUISITION CORP.

By:	/s/ DAVID J. DOANE
David J. Doane
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. DOANE David J. Doane	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Hardardt Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

THE HARDARDT GROUP, INC.

By:	/S/ DAVID MORRA
David Morra
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID MORRA David Morra	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Medicine Centre, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 7th day of December 2005.

THE MEDICINE CENTRE, LLC

By:	Manager:

ASCO HEALTHCARE, INC.

By:	/S/ REGIS T. ROBBINS
Regis T. Robbins
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ REGIS T. ROBBINS Regis T. Robbins	President; Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Treasurer; Director	December 8, 2005

/s/ LEO P. FINN III Leo P. Finn III	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Three Forks Apothecary, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

THREE FORKS APOTHECARY, INC.

By:	/s/ LEAH TOLLIVER
Leah Tolliver
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEAH TOLLIVER Leah Tolliver	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, UC Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

UC ACQUISITION CORP.

By:	/s/ JACKIE ALKER
Jackie Alker
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JACKIE ALKER Jackie Alker	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JOSEPH L. DUPUY Joseph L. Dupuy	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Uni-Care Health Services of Maine, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

UNI-CARE HEALTH SERVICES OF MAINE, INC.

By:	/s/ DENIS R. HOLMES
Denis R. Holmes
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENIS R. HOLMES Denis R. Holmes	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Value Health Care Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

VALUE HEALTH CARE SERVICES, INC.

By:	/s/ LAWRENCE J. SOBEL
Lawrence J. Sobel
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAWRENCE J. SOBEL Lawrence J. Sobel	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of Value Pharmacy, Inc. and Williamson Drug Company, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

VALUE PHARMACY, INC.

WILLIAMSON DRUG COMPANY, INCORPORATED

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vital Care Infusion Supply, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

VITAL CARE INFUSION SUPPLY, INC.

By:	/s/ STANLEY KAPLAN
Stanley Kaplan
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STANLEY KAPLAN Stanley Kaplan	President	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Westhaven Services Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

WESTHAVEN SERVICES CO.

By:	/s/ ROLF SCHRADER
Rolf Schrader
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROLF SCHRADER Rolf Schrader	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Winslow’s Pharmacy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covington, commonwealth of Kentucky, on the 8th day of December 2005.

WINSLOW’S PHARMACY

By:	/s/ JEFFREY M. STAMPS
Jeffrey M. Stamps
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY M. STAMPS Jeffrey M. Stamps	President; Director	December 8, 2005

/s/ BRADLEY S. ABBOTT Bradley S. Abbott	Treasurer	December 8, 2005

/s/ THOMAS R. MARSH Thomas R. Marsh	Director	December 8, 2005

/s/ REGIS T. ROBBINS Regis T. Robbins	Director	December 8, 2005

EXHIBIT INDEX

Exhibit No.	Description

*1.1	Form of Underwriting Agreement with respect to the Debt Securities.

3.1	Restated Certificate of Incorporation of Omnicare, Inc. (incorporated herein by reference from Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

3.2	Second Amended and Restated By-Laws of Omnicare, Inc. (incorporated herein by reference from Exhibit 3.3 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003).

4.1	Subordinated Debt Securities Indenture (the “Subordinated Indenture”), dated as of June 13, 2003 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.2(A) to our Current Report on Form 8-K filed on June 16, 2003).

4.2	First Supplemental Indenture to the Subordinated Indenture, dated as of June 13, 2003 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.2(B) to our Current Report on Form 8-K filed on June 16, 2003).

4.3	Second Supplemental Indenture to the Subordinated Indenture, dated as of June 13, 2003 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.2(C) to our Current Report on Form 8-K filed on June 16, 2003).

4.4	Third Supplemental Indenture to the Subordinated Indenture, dated as of March 8, 2005 between Omnicare, Inc. and SunTrust Bank, as Trustee (incorporated herein by reference from Exhibit 4.7 to our Current Report on Form 8-K filed on March 9, 2005).

5.1	Opinion of Dewey Ballantine LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 2004 (incorporated herein by reference from Exhibit 12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filled March 16, 2005).

12.2	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2005 (incorporated herein by reference from Exhibit 12 to our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 filed November 23, 2005).

23.1	Consent of Dewey Ballantine LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

23.3	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24	Powers of Attorney (included on the signature page hereto).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Debt Securities Indenture.

*	To be filed with an amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

**	To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).